EXHIBIT 1

                           (GPU NEWS RELEASE LETTERHEAD)

                  Gordon Tomb
                  (717) 948-8197                     October 17, 1995
                  Carol Clawson                      95-033
                  (201) 316-7706


                  IMMEDIATELY


        APPEALS COURT RULES THAT TMI-2 PLAINTIFFS MAY SEEK PUNITIVE DAMAGES



             PARSIPPANY, N.J., October 17, 1995 -- General Public  Utilities

        Corporation  (NYSE:GPU)  announced today  that  the  U.S.  Court  of

        Appeals for  the Third Circuit has  ruled that  plaintiffs who claim they were injured as a result of the 1979 accident at Unit  No. 2 of the Three Mile  Island Nuclear Generating  Station may seek punitive damages.  In so  doing, the Court  referred to the "finite fund"  to which  plaintiffs  must  resort  to  get  compensatory  as  well  as

        punitive  damages.   Pursuant  to the  Federal  Price-Anderson  Act,

        primary  financial protection  is provided in the  form of insurance

        policies  with  a  group  of  insurance  companies,  and   secondary

        financial  protection in  the form  of private  liability  insurance under an industry retrospective rating plan.  The  Court said that a third  layer provided by the Federal government could not be used to pay punitive damage awards.

             The GPU  defendants believe that  any liability  to which  they might be  subject  by reason  of the  TMI-2 accident  and the  Third

        Circuit  decisions will not  exceed the  sum of  their insurance and secondary protection under the Price-Anderson Act.

             In a related  action, the Court of  Appeals also found that the standard of  care  owed by  the  defendants  to the  plaintiffs  was determined by the specific  level of radiation  permitted by Nuclear



        Regulatory  Commission   regulations  to   be   released  into   the

        environment, as measured at the site boundary.   The plaintiffs  had

        argued  that  an "as  low  as  reasonably  achievable" standard  was

        proper.    Because those levels were exceeded, plaintiffs' remaining

        burden  is to  show that  the injuries they  claim to  have suffered were caused by those emissions.

             The trial of the  first 10 of the 2,100 pending claims has been scheduled  for 1996. TMI-2  is owned  by GPU's  three public utility subsidiaries.

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